EXHIBIT 99.1

STATEMENT OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Fernand Leloroux, President of Blue Industries, Inc. (the “Company”), hereby certifies that:

The Company’s Form 10-Q Quarterly Report for the period ended June 30, 2002 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Fernand Leloroux
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Fernand Leloroux,
President
Dated: August 21, 2002